UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 22, 2006, Trian Fund Management, L.P. issued a press release, a copy of which is filed herewith as Exhibit 1. The press release was also posted to http://www.enhanceheinz.com.

On June 22, 2006, a presentation entitled “Trian Fund Management, L.P. Discussion Materials Regarding H. J. Heinz Company,” was posted to http://www.enhanceheinz.com. A copy of the presentation is filed herewith as Exhibit 2. The presentation updates the presentation posted on June 13, 2006.

The following information was added to the “Trian Nominees” section contained on such website:

“Peter H. Rothschild. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, an investment bank, since its founding in October 2001, and also the President and Chief Executive Officer of its wholly owned subsidiary, Daroth Capital Advisors LLC, since March 2002.

Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, an investment bank and the predecessor company to Dresdner Kleinwort Wasserstein, and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc., an investment bank, and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was also a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert, an investment bank.

Mr. Rothschild is a director of Wendy's International, Inc. and Deerfield Triarc Capital Corp. He also serves on the board of directors and advisory boards of several non-profit organizations.

Mr. Rothschild graduated from Tufts University, summa cum laude, with a Bachelor of Science Degree in Mechanical Engineering and from the Harvard Business School with an MBA.”

“Thomas E. Sandell. Mr. Sandell has been a founder, Principal and Chief Executive Officer of Sandell Asset Management Corp., an asset management firm, since December 1997 and its Chief Executive Officer since September 1998. Mr. Sandell also has been a director of Castlerigg Master Investments Ltd., an investment fund, since December 1997. Prior thereto, in May 1989, Mr. Sandell was hired by Bear Stearns & Co. to establish a new, proprietary international risk arbitrage operation. Mr. Sandell was, at the time of his departure from Bear Stearns, a Senior Managing Director and was second in command in the risk arbitrage department.

Mr. Sandell began his career as a securities analyst for Atlantic Finance in Paris from May 1986 to May 1987 where he was primarily responsible for equity research on French and European food, retail and leisure companies. Following his tenure at Atlantic Finance, he was head of equity research at Group Delphi in Paris. Mr. Sandell is a founding Board Member of The New Leader’s Group of the Institute of International Education, the administrator of the United States Government’s Fulbright Program. He is also a Trustee of Friends of ARK (Absolute Return for Kids), a charity focused on supporting a variety of initiatives that fight disease, abuse and poverty afflicting children around the globe.

Mr. Sandell was born and raised in Sweden and resides in New York City. He holds a Bachelor of Science in International Business Administration and Economics from Uppsala University in Sweden and an MBA in Finance from the Columbia Business School.”

The following information was also added to the timeline contained on such website:

“06/22/06

Trian files a preliminary proxy statement and updated discussion materials regarding Heinz with the SEC.”

In addition, the following information was added to the welcome screen, “Important Notice” and “Terms of Use” sections contained on such website:

“TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2006 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE ISSUER WITH RESPECT TO THE 2006 ANNUAL MEETING OF SHAREHOLDERS.  THE PRELIMINARY PROXY STATEMENT CONTAINS DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES.  THE TRIAN GROUP INTENDS TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE SHAREHOLDERS OF THE ISSUER FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF THE ISSUER WHEN AND IF THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 1-877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM.”